UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2011

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey	08854
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On November 23, 2011, Enzon Pharmaceuticals, Inc. (the “Company”) entered into an offer letter of employment (the “Letter Agreement”) with Timothy G. Daly. Under the terms of the Letter Agreement, Mr. Daly, age 40, will join the Company in the position of Vice President, Controller and Chief Accounting Officer, starting on December 19, 2011.

          Mr. Daly has more than 12 years of experience in the biotech and pharmaceutical healthcare industry. Since 2006, Mr. Daly has served as Director, Finance of ImClone Systems, a wholly owned subsidiary of Eli Lilly and Company. ImClone Systems was acquired by Eli Lilly and Company in November 2008. During his tenure with ImClone Systems, he served in various operational finance roles. Mr. Daly holds a B.A.S. in Accounting from Rider University.

          Under the terms of the Letter Agreement, Mr. Daly will receive an annual base salary of $215,000 and, effective 2012, will be eligible for participation in the Company’s annual cash incentive program with a target incentive of 25% of his base salary. The Company will also provide to Mr. Daly a one-time lump sum payment of $25,000 payable within 30 days from his date of hire; provided that, if Mr. Daly voluntarily terminates his employment with the Company within 12 months of his date of hire, he will be required to fully repay this amount. The Letter Agreement also provides that Mr. Daly and his dependents will be eligible for medical, dental and prescription drug insurance coverage, as well as life insurance, accidental death and dismemberment and short and long term disability insurance. Mr. Daly will also be eligible for enrollment in the Company’s 401(k) Savings Plan. Mr. Daly’s employment will be subject to the Company’s at-will employment policy, such that either Mr. Daly or the Company may terminate the employment relationship at any time, with or without cause.

          Effective on his first date of employment, Mr. Daly will be granted options (“Options”) to purchase 20,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of the Company under the terms of the Company’s 2011 Stock Option and Incentive Plan. These Options will be granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. These Options will have a 10 year grant life and will vest and become exercisable at a rate of one-fourth (1/4) of these Options per year commencing on the first anniversary of Mr. Daly’s date of hire, conditioned upon Mr. Daly’s continued employment with the Company as of the date of vesting.

          The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement filed as Exhibit 10.1 hereto.

          There is no arrangement or understanding between Mr. Daly and any other persons pursuant to which Mr. Daly was selected as the Vice President, Controller and Chief Accounting Officer of the Company. Mr. Daly does not have any family relationship with any of the directors and executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter of Employment, dated November 23, 2011, by and between Timothy G. Daly and Enzon Pharmaceuticals, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC. (Registrant)

Date: November 30, 2011	By:	/s/ Andrew Rackear

Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter of Employment, dated November 23, 2011, by and between Timothy G. Daly and Enzon Pharmaceuticals, Inc.